Exhibit 10.6

CONSULTING AGREEMENT

          This Consulting Agreement (the “Agreement”) is entered into effective as of October 11, 2007, by and between Material Technologies, Inc., a Delaware corporation (the “Company”), and Palisades Capital, LLC, a Nevada limited liability company (“Consultant”).

RECITALS

          WHEREAS, the Company previously acquired 4,000,000 shares of Rocket City Automotive Group (“Rocket City”) in exchange for 10,000,000 shares of the Company (the “Matech Shares”) pursuant to that certain Stock Exchange Agreement, dated April 27, 2007 (the “Stock Exchange Agreement”);

          WHEREAS, the price of the Rocket City shares has fallen from approximately $4.00 per share when they were acquired, to approximately $0.0275 (split adjusted), which results in a very large capital loss for the Company;

          WHEREAS, the Company believes it to be in the best interest of the Company and its shareholders to rescind the transaction with Rocket City by delivering to Rocket City the 4,000,000 shares the Company received from Rocket City, and receiving back the 10,000,000 shares of the Company’s common stock that Rocket City received (the “Company Objectives”);

          WHEREAS, the Company believes it to be in the best interest of the Company and its shareholders and to the Company’s general interest to engage the services of the Consultant, on an exclusive basis, to assist the Company in achieving the Company Objectives.

          WHEREAS, Consultant is the holder of that certain Class A Senior Secured Convertible Debenture, dated December 1, 2003, as amended to date (the “Debenture”); and

          WHEREAS, Consultant has agreed to perform the Services (as defined below) in exchange for the sum of $1,000,000, which amount shall be added to the Debenture.

          NOW THEREFORE, in view of the foregoing and in consideration of the premises and mutual representations, warranties, covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

AGREEMENT

          NOW THEREFORE, in consideration of the mutual promises contained herein, the Company and Consultant agree as follows:

          1.      Services.  Consultant agrees to perform the following services (the “Services”) in a workmanlike manner.  The Consultant shall use its best efforts to negotiate a rescission of the Stock Exchange Agreement, whereby all of the Matech Shares shall be returned to the Company.   Consultant shall also take such action as is necessary to secure the return to the Company of 1,000,000 shares of

Rocket City which had previously been paid to a consultant of the Company, so that such shares can be returned to Rocket City by the Company as part of a rescission agreement.

          2.         Payment for Services.  As full consideration for the performance of the Services described in Section 1 above, the Company shall pay Consultant compensation as follows:

                    (a)        Increase in Debenture.  The Company shall pay to Consultant the sum of $1,000,000 upon the delivery to the Company of an executed rescission agreement between the Company and Rocket City, which amount shall be added to the Debenture.  Consultant agrees that the increase in the Debenture shall constitute payment in full for the Services.

                    (b)        Expenses.  Consultant shall be reimbursed for all out-of-pocket expenses upon submission of receipts or accounting to the Company, including, but not limited to, all travel expenses, research material and charges, computer charges, long-distance telephone charges, facsimile costs, copy charges, messenger services, mail expenses and such other Company related charges as may occur exclusively in relation to the Company’s business as substantiated by documentation.  Any expenditure above $500 will require written pre-approval of the Company.

          3.         Term of Agreement.  This Agreement shall be in full force and effect commencing upon the date hereof.  This Agreement shall terminate upon the delivery to the Company of the Matech Shares issued to Rocket City.

          4.         Waiver.  No course of dealing or any delay on the part of either party in exercising any rights hereunder will operate as a waiver of any rights of such party.  No waiver of any default or breach of this Agreement or application of any term, covenant or provision hereof shall be deemed a continuing waiver or a waiver of any other breach or default or the waiver of any other application of any term, covenant or provision.

          5.         Definition of “Reasonable and Best Efforts.”  Reasonable and best efforts shall mean such efforts as are commensurate with the duties reasonably carried out by a consultant performing similar services.  Consultant shall in no event be obligated to pay any out of pocket costs or other expenses not reimbursable by the Company.  Consultant shall not guarantee, make any representation concerning (which representation would survive the closing of any escrow or other transaction) or warrant (i) the condition, performance, value, or profitability of any business or securities purchased, sold by, or otherwise considered for purchase or sale by the Company; (ii) the validity or authorization of any capital stock purchased, sold by, or otherwise considered for purchase or sale by the Company; (iii) the market value of any capital stock, business or assets purchased or sold by, or otherwise considered for purchase or sale by the Company or (iii) the covenants, representations or warranties of any party to any stock purchase, asset purchase, merger or other agreement entered into by the Company with any third party including Rocket City.

          6.         Survival of Terms. Notwithstanding the termination of this Agreement for whatever reason, the provisions hereof shall survive such termination, unless the context requires otherwise.  The recitals are above are not merely recitations, but are agreed and acknowledged to be true and correct and are incorporated into this Agreement.

          7.         Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.  Any signature by facsimile shall be valid and binding as if an original signature were delivered.

          8.         Captions.  The caption headings in this Agreement are for convenience of reference only and are not intended and shall not be construed as having any substantive effect.

          9.         Governing Law.  This Agreement shall be governed, interpreted and construed in accordance with the laws of the state of California applicable to agreements entered into and to be performed entirely therein.  Any suit, action or proceeding with respect to this Agreement shall be brought exclusively in the state courts of the state of California or in the federal courts of the United States which are located in Santa Monica, California or as close as possible thereto.  The parties hereto hereby agree to submit to the jurisdiction and venue of such courts for the purposes hereof.  THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

          10.         Entire Agreement/Modifications.  This Agreement constitutes the entire agreement between the parties and supersedes all prior understandings and agreements, whether oral or written, regarding Consultant’s retention by the Company as a consultant in connection with a rescission transaction with Rocket City.  This Agreement shall not be altered or modified except in writing, duly executed by the parties hereto.

          11.         Warranty.  The Company and Consultant each hereby warrant and agree that each is free to enter into this Agreement, that the parties signing below are duly authorized and directed to execute this Agreement, and that this Agreement is a valid, binding and enforceable against the parties hereto.

          12.         Severability.  If any term, covenant or provision, or any part thereof, is found by any court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the same shall not affect the remainder of such term, covenant or provision, any other terms, covenants or provisions or any subsequent application of such term, covenant or provision which shall be given the maximum effect possible without regard to the invalid, illegal or unenforceable term, covenant or provision, or portion thereof.  In lieu of any such invalid, illegal or unenforceable provision, the parties hereto intend that there shall be added as part of this Agreement a term, covenant or provision as similar in terms to such invalid, illegal or unenforceable term, covenant of provision, or part thereof, as may be possible and be valid, legal and enforceable.  If for any reason, the compensation payable to Consultant herein is invalid, illegal or unenforceable in any respect, then Consultant shall be entitled to a reasonable fee for its services or quantum meruit, which is agreed to be the value of the compensation set forth herein.

          13.         Attorneys’ Fees.  In the event any Party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the losing party its costs of suit, including reasonable attorneys' fees, as may be fixed by the court.

          14.         Representations of Consultant.  Consultant covenants that it will not trade any securities of the Company while in possession of material, non-public inside information in violation of applicable insider trading laws, and that Consultant will at all times comply with all federal and state securities laws.  Without limiting the foregoing covenant, in the event the either party brings any action alleging breach of this Agreement, then (i) the prevailing party shall be entitled to recover actual, out-of-pocket attorneys fees arising from or related to such dispute, (ii) prior to filing any action alleging a breach of this Agreement, the plaintiff in such action shall obtain a $100,000 surety bond from a nationally recognized insurance company which is admitted in California and therefore a participant in or member of the California Insurance Guaranty Association, naming the defendants to such action as beneficiaries and obligees, which bond shall be payable to the defendants in the event an award for attorney’s fees is granted to any of such defendants.

          15.         No breach, alleged breach or other dispute arising from or related to this Agreement shall operate as a setoff of any obligation of the Company to Consultant arising from or related to the Debenture, and no breach or alleged breach by Consultant of the covenant under Section 14 hereunder shall permit the Company to breach or fail to comply with any obligation, covenant or liability under such Debenture or any other agreement with Consultant, or excuse the Company from any breach or event of default under such Debenture or such other agreement.

(SIGNATURE PAGE IMMEDIATELY FOLLOWS)

          IN WITNESS HEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

Material Technologies, Inc., a Delaware corporation By: /s/ Robert M. Bernstein Name: Robert M. Bernstein Title: Chairman and CEO	Palisades Captial, LLC., a Nevada limited liability company By: /s/ Reid Breitman Name: Reid Breitman Title: President

[signature page to Consulting Agreement]